UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2011

Wireless Ronin Technologies, Inc.
 (Exact name of registrant as specified in its charter)

Minnesota	1-33169	41-1967918
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5929 Baker Road, Suite 475 Minnetonka, Minnesota	55345
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 564-3500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 MATERIAL MODIFICATIONS TO THE RIGHTS OF SECURITY HOLDERS

The information presented in Item 5.03 in incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Compensation for Non-Employee Directors

On October 27, 2011, our Board of Directors reduced the compensation paid to non-employee directors to the following amounts, effective January 1, 2012:

•	$10,000 in annual compensation for each director;

•	An additional $24,000 in annual compensation for the Chairman of the Board (compared to $45,000 previously);

•	Elimination of per-meeting fees;

•	An additional $2,000 annually, per committee, for service on each of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee; and

•	An additional $2,000 annually for the Chairmen of each of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee.

The foregoing amounts will be payable quarterly 50% in cash and 50% in restricted stock granted on the last trading day of each fiscal quarter during which the Board Chairman, Board member, Committee member, and Committee Chairman served our company in such capacity and vesting on the first anniversary of the grant date. Such restricted stock will be issued pursuant to our Amended and Restated 2006 Equity Incentive Plan.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Amended and Restated Bylaws

On October 27, 2011, our Board of Directors amended and restated our bylaws, effective immediately. The changes were as follows:

•	Removing certain inapplicable provisions relating to shareholder control agreements and securities transfer restrictions (former Article 1, Section 1.3; Article 5, Section 5.1; former Article 6);

•	Adding detailed advance notice procedures for submission of shareholder proposals (Article 2, Section 2.3);

•	Revising the advance notice procedures for shareholder nominations, including the addition of specific information that must be included in a shareholder’s notice of nomination (Article 3, Section 3.3) (the amendment did not change the period of time in which nominations may be submitted);

•	Conforming the timing requirement for notice of regular meetings of shareholders to current state law (Article 2, Section 2.8);

•	Conforming the provision allowing action by shareholders without a meeting to current state law (Article 2, Section 2.12);

•	Setting the default number of members of the Board of Directors at seven persons (Article 3, Section 3.2) (it was previously three, though the Board had and continues to have the power to change the number of directors by resolution from time to time);

•	Providing that a duly authorized committee of the Board has the power to select our company’s independent auditors (Article 7, Section 7.3); and

•	Making other immaterial corrections and conforming changes.

The foregoing is a summary of the amendments adopted and is qualified in its entirety by reference to the amended and restated bylaws, which are attached hereto as Exhibit 3 and incorporated by reference herein.

ITEM 8.01 OTHER EVENTS.

Joint Marketing Agreement

On November 2, 2011, we announced our entry into a joint marketing agreement with Keyser Industries, Inc. to provide marketing strategies and technology solutions to the quick-service restaurant industry. Keyser Retail Solutions is a wholly owned subsidiary of Keyser Industries, Inc. The related press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Appointment of SVP, Sales and Marketing

On November 2, 2011, we announced the addition of Jane Johnson as our Senior Vice President, Sales and Marketing. Prior to joining our company, Ms. Johnson spent 16 years at FICO (formerly Fair Isaac Corporation), serving in multiple leadership roles including Vice President of Marketing Services Delivery and most recently as Vice President of Retail/CBG and Healthcare Industry Practices. The related press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) See “Exhibit Index”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2011	Wireless Ronin Technologies, Inc.

By /s/ Darin P. McAreavey
Darin P. McAreavey
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
3	Amended and Restated Bylaws of the Registrant, effective October 27, 2011.
99.1	Press release, dated November 2, 2011, regarding entry into a joint marketing agreement.
99.2	Press release, dated November 2, 2011, regarding appointment of SVP, Sales and Marketing.

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